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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation of our report dated April 15, 2002 (except with respect to the matter discussed in Note 14 as to which the date is April 22, 2002), for Razorfish, Inc. and subsidiaries, included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-55422, 333-30410, 333-90495 and 333-77373.


                                                             ARTHUR ANDERSEN LLP

New York, New York
April 22, 2002